STATIONDIGITAL CORPORATION

Promissory Note

Los Angeles, California

May 15, 2014

FOR VALUE RECEIVED, the undersigned, STATIONDIGITAL CORPORATION, a Delaware corporation (the “Company”), having a principal place of business located at 9465 Wilshire Blvd, Suite 300, Beverly Hills, CA 90212, hereby promises to pay to GoldenHeart Holdings LLC (“Holder”), the principal amount of Five Million Six Hundred Seventy Six Thousand Four Hundred and Seventy Eight Dollars ($5,676,478), which is StationDigital Corporation’s documented Payable to GoldenHeart Holdings per StationDigital Corporation’s audited financial statements as of December 31, 2013, with interest thereon if any, in lawful money of the United States, on the terms set forth in Section 1 of this Note (the “Note”).

1.	Payments of Interest and Principal.

(a)	The outstanding principal balance of this Note along with accrued interest as provided for herein shall be due and payable immediately upon the Company generating more than Five Hundred Thousand Dollars ($500,000) of gross revenue in any give month.
(b)	The outstanding principal balance of this Note along with accrued interest as provided for herein shall be due and payable immediately upon Timothy Roberts resigning or being terminated by the Company with or without cause.
(c)	In any event, the outstanding principal balance of this Note along with accrued interest as provided for herein shall be due and payable, no later than May 15, 2016 (“Maturity Date”); Company may prepay.
(d)	From the date hereof through the Maturity Date, no interest will accrue on the unpaid principal balance.
(e)	All amounts payable hereunder shall be made by the Company by wire transfer or by any other method approved in advance by Holder at the place designated by Holder in writing to the Company in immediately available and freely transferable funds at such place of payment.

2.           Covenants. The Company covenants and agrees that so long as the Note is outstanding and until all principal and accrued interest and other amounts due hereunder have been paid in full, unless otherwise consented to by the Holder in writing:

(a) The Company shall not take any action to dissolve and shall not sell any significant asset or assets (whether in one or more transactions) for less than fair and valuable consideration;

(b) The Company shall not divest, sell, assign, convey or dispose of any assets of the Company outside the ordinary course of business other than for fair and valuable consideration.

3.           Default and Remedies.

(a) The following events shall constitute events of default (any of which is referred to as an “Event of Default”) under this Note:

(i) The Company fails to make any payment of interest, principal or any other amounts, when due under this Note for five (5) days after the payment is due to the Holder;

(ii) The Company fails to perform any term, covenant or agreement contained in this Note and such failure is not cured within five (5) days after receipt by the Company of notice of such failure;

(iii) The Company shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or there is commenced against the Company any such proceeding which remains undismissed for a period of ninety (90) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of ninety (90) days; or the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing; or

(iv) One or more judgments shall be entered against the Company involving a liability of One Million Dollars ($1,000,000) or more in the aggregate for all such judgments for the Company collectively and any such judgments shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

(b) Upon the occurrence of any Event of Default, and at any time thereafter, the Holder may take any of the following actions without prejudice to the rights of the Holder to enforce its claims against the Company except as otherwise specifically provided for herein:

(i) declare the unpaid principal and any accrued and unpaid interest in respect of this Note to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

(ii) reduce any claim to judgment;

(iii) without notice of default or demand, pursue and enforce any of the Holder’s rights and remedies under this Note, or otherwise provided under or pursuant to any applicable law or agreement.

(c) If any amount, whether principal, interest or other payment, on this Note is not paid when due, the Company shall pay all fees and costs of collection, including, but not limited to, reasonable attorneys fees incurred by the Holder, whether or not suit is filed hereon. The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively, or together.

4.           Maximum Interest. All agreements between the Company and the Holder are expressly limited so that in no contingency or event shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of the Company and the Holder to conform strictly to state and federal usury laws applicable to this loan and to limit the interest paid on this Note to the amount herein stated or the highest rate of interest according to law, whichever is the lesser. Therefore, in this Note or in any of the documents relating hereto, the aggregate of all interest or any other charges constituting interest under the applicable law contracted for, chargeable, or receivable under this Note or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for or shall be adjudicated to be so provided for in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event:

(a) The provisions of this Section 4 shall govern and control;

(b) Neither the Company, its successors or assigns nor any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law;

(c) Any excess of said interest shall be deemed a mistake and is hereby canceled automatically and if theretofore paid, shall at the option of the Holder be refunded to the Company or, to the extent permitted by law, credited to the principal amount of said Note as a prepayment; and

(d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under said law as is now or may hereinafter be construed by courts of appropriate jurisdiction and to the extent permitted by law, the determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from the Company in connection with said loan.

6.           Waiver. The Company hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, excepting any notice requirements specifically set forth herein.

7.           Governing Law. This Note and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of California without giving effect to principles of conflict of laws contained therein.

8.           Notices. All notices which either party may be required or desire to give to any other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address first above written. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified. A party may change its address or addresses set forth above by giving the other parties notice of the change in accordance with the provisions of this section.

9.           Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

10.         Assignment. This Note and the rights and obligations herein may not be assigned by the Company without the prior written consent of the Holder.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its duly authorized officer, and to be dated the day and year first above written.

STATIONDIGITAL CORPORATION

By:
Name:	Timothy Roberts
Its:	Chairman and CEO

Accepted and agreed:

GoldenHeart Holdings, LLC

By:
Name:	Timothy Roberts
Its:	Managing Member

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